Good Times Restaurants, Inc. SC 13D/A

 Exhibit 99.1

JOINT FILING AGREEMENT

In  accordance  with  Rule  13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons  named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated November 18, 2016 (including amendments thereto) with respect to the Common Stock of Good Times Restaurants Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:    November 18, 2016

REST Redux, LLC		REIT Redux, LP

By: REIT Redux GP, LLC, Member		By: REIT Redux GP, LLC, its general partner

By:	/s/ Robert Stetson	By:	/s/ Robert Stetson
	Robert Stetson		Robert Stetson
President

REIT Redux GP, LLC		Robert Stetson

By:	/s/ Robert Stetson	By:	/s/ Robert Stetson
	Robert Stetson		Robert Stetson
President

David Martin West Asset Trust		David West

By:	/s/ David West	By:	/s/ David West
	David West		David West
Trustee

The Kropp 2010 Family Trust		James H. Kropp

By:	/s/ James H. Kropp	By:	/s/ James H. Kropp
	James H. Kropp		James H. Kropp
Trustee

Leanlien LLC.

By:	/s/ Robert Stetson
Robert Stetson
Manager